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                                                                      Exhibit 24



                                POWER OF ATTORNEY


         Each of the undersigned officers and directors of Applied Innovation Inc., a Delaware corporation (the "Company"), hereby appoints Gerard B. Moersdorf, Jr. and Curtis A. Loveland as his true and lawful attorneys-in-fact, or either of them, with power to act without the other, as his true and lawful attorney-in-fact, in his name and on his behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company's Registration Statement on Form S-8 to register under the Securities Act of 1933, as amended, an additional 1,000,000 shares of Common Stock, $.01 par value, to be sold and distributed by the Company pursuant to the Company's 1996 Stock Option Plan, as amended (the "Plan") and such other number of shares as may be issued under the anti-dilution provisions of the Plan, and any and all amendments thereto, hereby granting unto said attorneys, and to each of them, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as each of the undersigned could or might do in person, hereby granting to each such attorney full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in counterparts if necessary, effective as of July 23, 1998.



/s/ Gerard B. Moersdorf, Jr.                        /s/ Curtis A. Loveland
-----------------------------------                 ----------------------------
Gerard B. Moersdorf, Jr., Chairman,                 Curtis A. Loveland, Director
President and Treasurer
(Principal Executive Officer)



/s/ William H. Largent                             /s/ Gerard B. Moersdorf, Sr.
-----------------------------------                -----------------------------
William H. Largent, Senior Vice                    Gerard B. Moersdorf, Sr.,
President - Operations,                            Director
Chief Financial Officer
(Principal Financial Officer)



/s/ John M. Spiegel                                /s/ Richard W. Oliver
-----------------------------------                -----------------------------
John M. Spiegel, Controller                        Richard W. Oliver, Director
(Principal Accounting Officer)



/s/ James H. Blough                                /s/ Thomas W. Huseby
-----------------------------------                -----------------------------
James H. Blough, Director                          Thomas W. Huseby, Director



                                                   /s/ Alexander B. Trevor
                                                   -----------------------------
                                                   Alexander B. Trevor, Director